Exhibit 99.1
NEWS RELEASE
February 4, 2026

HELMERICH & PAYNE, INC. ANNOUNCES FISCAL FIRST QUARTER RESULTS

Operating and Financial Highlights for the Quarter Ended December 31, 2025

•The Company reported consolidated net loss of $(97) million, or $(0.98) per share, which includes the impact of a non-cash impairment charge of $103 million. Adjusted for this and other non-recurring one-time items, adjusted earnings(1) were $(14) million, or $(0.15) per share.

•North America Solutions (NAS) reported operating income of $36 million for the quarter, compared with $118 million in the prior quarter. These results include a one-time impairment of $98 million. NAS generated direct margins(2) of $239 million, resulting in direct margin(2) per day of $18,193, reflecting strong, sector-leading margin performance in the North American land market.

•The company successfully deployed FlexRoboticsTM Technology system on a rig for a Super Major in the Permian Basin.

•International Solutions reported an operating loss of $(55) million for the quarter, an improvement from a loss of $(76) million in the prior quarter. The segment again exceeded its guidance midpoint expectations, delivering direct margins(2) of approximately $29 million.

•Consolidated adjusted EBITDA(3) totaled $230 million.

•The Company has repaid $260 million on its $400 million term loan as of the end of January and continues to expect full repayment by the end of the third fiscal quarter of 2026.

•Approximately $25 million was returned to shareholders through the Company’s ongoing dividend program.

Helmerich & Payne | 222 N. Detroit Ave. | Suite 1100
Tulsa, OK 74120 | 918.588.5190 | helmerichpayne.com

News Release
February 4, 2026

Management Commentary

“During the first fiscal quarter, the Company executed with discipline, delivering strong operational and financial results across all business segments. These results demonstrate our ability to generate consistent operational performance and advance our strategic priorities in a dynamic market environment,” commented CEO John Lindsay.

“Our NAS segment continued to hold its industry-leading position, supported by solid financial performance and strong execution. With a presence across all major U.S. basins, the team continued to deliver reliable, high‑quality solutions that support customer programs. We effectively managed basin‑level activity churn, including in the Permian, where we maintain leading market share by delivering reliable results and differentiated offerings.”

“Notably, our new FlexRoboticsTM Technology was successfully deployed on a rig for a Super Major in the Permian Basin, supporting the drilling of multiple pads and delivering strong, reliable rig-floor performance. We are seeing growing customer interest in adding additional units to the fleet. Also significant, NAS technology adoption continues to increase year‑over‑year, with deployment now occurring on nearly every active rig. As customers continue to recognize the efficiencies these technologies provide, we expect adoption to remain strong and further deepen alignment with our customers.”

“For our International Solutions segment, the first fiscal quarter marked continued progress in advancing our global strategy and bringing U.S. unconventional expertise to key international markets,” Lindsay said. “With rig reactivations underway in Saudi Arabia, we expect startups to be completed by mid‑2026. Discussions with national and international oil companies across our core regions remain encouraging, reinforcing our confidence in the value our drilling solutions deliver worldwide.”

“Our Offshore Solutions segment delivered stable and consistent performance in the first fiscal quarter. The business continues to generate consistent cash flows driven by low capital intensity, strong customer relationships, and activity across the Gulf of America, the Caspian Sea, Norway and UK North Sea, Africa, and Canada. With approximately 30% of the global platform operations and maintenance market, we remain encouraged by the segment’s outlook.”

Senior Vice President and CFO Kevin Vann added, “As we progress through fiscal 2026, our disciplined approach to capital deployment continues to support strong free cash flow and ongoing balance sheet improvement. We have repaid $260 million on the $400 million term loan and remain on track to retire the remaining balance ahead of schedule using free cash flow. This progress highlights our commitment to prudent capital allocation.”

Lindsay concluded, “We remain encouraged by the opportunities ahead through the remainder of 2026 and beyond. Our expanded global scale and the continued strengthening of our competitive position give me confidence in the path forward. In NAS, our differentiated solutions, super‑spec fleet investments, peer‑leading cost structure, and steady technology adoption provide meaningful durability. H&P is anchored by a strong safety culture and a customer‑focused approach, all driven by a workforce that is second to none in this industry. As we enter this new chapter of leadership, I am confident that Trey and his team are well equipped to continue delivering long-term term value for shareholders. We look forward to building on this momentum throughout the year."

The Company also noted that, as previously announced, John Lindsay plans to retire in March, with a leadership transition underway and no change to the Company’s strategic direction or financial priorities.

News Release
February 4, 2026

Operating Segment Results for the First Quarter of Fiscal Year 2026

North America Solutions: Realized operating income of $36 million, compared with $118 million in the previous quarter. These results include a one-time impairment of $98 million. Supported by consistent operational execution direct margin(2) slightly exceeded the midpoint of guidance at approximately $239 million, versus $242 million in the prior quarter. On a per day basis, direct margin averaged approximately $18,193 with 143 rigs operating, demonstrating the durability of the active fleet and reinforcing our position as a peer-leading margin generator.

International Solutions: The segment reported an operating loss of $(55) million, compared with a loss of approximately $(76) million in the previous quarter. Direct margin(2) again exceeded the midpoint of guidance expectations, totaling approximately $29 million versus approximately $30 million in the prior quarter, supported by steady activity levels within the segment.

Offshore Solutions: Contributed operating income of approximately $16 million, compared with approximately $20 million in the previous quarter. These results include a one-time impairment of $2 million. Direct margin(2) for the quarter was approximately $31 million, compared with approximately $35 million in the prior quarter, providing consistent and reliable cash flow contributions.

Select Items (4) Included in Net Loss per Diluted Share

First quarter of fiscal year 2026 net loss of $(0.98) per diluted share included a net impact of $(0.83) per share in after-tax gains and losses comprised of the following:

•$0.01 of non-cash after-tax gain related to the change in actuarial assumptions on estimated liabilities
•$0.01 of non-cash after-tax gain related to investment securities
•$(0.02) of after-tax loss related to restructuring charges
•$(0.03) of after-tax loss related to acquisition transaction costs
•$(0.80) of non-cash after-tax loss related to impairment

Fourth quarter of fiscal year 2025 net loss of $(0.58) per diluted share included a net impact of $(0.57) per share in after-tax losses comprised of the following:

•$0.03 of non-cash after-tax gain related to the change in actuarial assumptions on estimated liabilities
•$(0.05) of after-tax loss related to transaction and integration costs
•$(0.07) of after-tax loss related to restructuring charges
•$(0.08) of after-tax loss related to a credit loss expense associated with a long-term note receivable
•$(0.12) of non-cash after-tax loss related to impairment
•$(0.28) of non-cash after-tax loss related to investment securities

News Release
February 4, 2026

Operational Outlook for the Second Quarter of Fiscal Year 2026

The guidance below represents our expectations as of the date of this release.

North America Solutions:
•Direct margin(2) between $205 million and $230 million
•Average rig count of approximately 132 to 138 contracted rigs

International Solutions:
•Direct margin(2) between $12 million and $22 million
•Average rig count of approximately 57 to 63 contracted rigs(5)

Offshore Solutions:
•Direct margin(2) between $20 million and $30 million
•Average management contracts and contracted platform rigs of approximately 30 to 35

Other:
•Direct margin(2) contribution from the Company's other operations between $3 million and $8 million

Other Estimates for Fiscal Year 2026
•Depreciation for fiscal year 2026 is now expected to be approximately $700 million
•Research and development expenses for fiscal year 2026 are still expected to be roughly $25 million
•General and administrative expenses for fiscal year 2026 are still expected to be approximately $265 million to $285 million
•Cash taxes to be paid in fiscal year 2026 are still expected to be approximately $95 million to $145 million
•Interest expense for fiscal year 2026 is still expected to be approximately $100 million

Conference Call

A conference call will be held at 11 a.m. (ET), Thursday, February 5, 2026, with John Lindsay, CEO, Trey Adams, President, Kevin Vann, Senior Vice President and CFO, and other management team members to discuss the Company’s first quarter fiscal year 2026 results. Dial-in information for the conference call is (800)-343-4136 for domestic callers or (203)-518-9843 for international callers. The call access code is ‘Helmerich’. Participants can listen to the live webcast of the conference call and access the accompanying earnings presentation by visiting our website at www.hpinc.com. Navigate to the “Investors” section, click on “News and Events – Events & Presentations,” and select the event to access the webcast and materials.

About Helmerich & Payne, Inc.

Founded in 1920, Helmerich & Payne, Inc. (H&P) (NYSE: HP) is committed to delivering industry leading levels of drilling productivity and reliability. H&P operates with the highest level of integrity, safety and innovation to deliver superior results for its customers and returns for shareholders. Through its subsidiaries, the Company designs, fabricates and operates high-performance drilling rigs in conventional and unconventional plays around the world. H&P also develops and implements advanced automation, directional drilling and survey management technologies. As of February 4, 2026, H&P's fleet includes 203 land rigs in the United States, 131 international land rigs and four offshore platform rigs, plus operating 31 offshore labor contracts. For more information, see H&P online at www.hpinc.com.

News Release
February 4, 2026

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this release, including, without limitation, outlook for fiscal 2026, the Company’s business strategy, future financial position, operations outlook, future cash flow, future use of generated cash flow, dividend amounts and timing, amounts of any future dividends, investments, active rig count projections, projected costs and plans, objectives of management for future operations, contract terms, financing and funding, debt reduction plans, capex spending and budgets, outlook for domestic and international markets, future commodity prices, and future customer activity and relationships are forward-looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other disclosures in the Company’s SEC filings, including but not limited to its annual report on Form 10‑K and quarterly reports on Form 10‑Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. Investors are cautioned not to put undue reliance on such statements. We undertake no duty to publicly update or revise any forward-looking statements, whether as a result of new information, changes in internal estimates, expectations or otherwise, except as required under applicable securities laws.

Helmerich & Payne uses its Investor Relations website as a channel of distribution for material company information. Such information is routinely posted and accessible on its Investor Relations website at www.hpinc.com. Information on our website is not part of this release.

Note Regarding Trademarks. Helmerich & Payne, Inc. owns or has rights to the use of trademarks, service marks and trade names that it uses in conjunction with the operation of its business. Some of the trademarks that appear in this release or otherwise used by H&P include FlexRig and FlexRobotics, which may be registered or trademarked in the United States and other jurisdictions.

News Release
February 4, 2026

(1) Adjusted net income, which is considered a non-GAAP metric, is defined as net income (loss), excluding the impact of 'select items' which management defines as certain items that do not reflect the ongoing performance of our core business operations. Adjusted net income is included as supplemental disclosure as management uses it to assess and understand current operational performance, especially in analyzing historical trends which are used in forecasting future period results. For this reason, we believe this measure will be useful information to investors. The presence of non-GAAP metrics is not intended to suggest that such measures should be considered as a substitute for certain GAAP metrics and, given that not all companies define adjusted net income the same way, this financial measure may not be comparable to similarly titled metrics disclosed by other companies. See Non-GAAP Measurements for a reconciliation of net income (loss) to adjusted net income.

(2) Direct margin, which is considered a non-GAAP metric, is defined as operating revenues (less reimbursements) less direct operating expenses (less reimbursements) and is included as a supplemental disclosure. We believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. See Non-GAAP Measurements for a reconciliation of segment operating income (loss) to direct margin. Expected direct margin for the first quarter of fiscal 2026 is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future items and adjustments, which could be significant, we are unable to provide a reconciliation of expected direct margin to the most comparable GAAP measure without unreasonable effort.

(3) Adjusted EBITDA is considered to be a non-GAAP metric. Adjusted EBITDA is defined as net income (loss) before taxes, depreciation and amortization, gains and losses on asset sales, other income and expense - which includes interest income and interest expense, and excludes the impact of 'select items' which management defines as certain items that do not reflect the ongoing performance of our core business operations. Adjusted EBITDA is included as supplemental disclosure as management uses it to assess and understand current operational performance, especially in analyzing historical trends which are used in forecasting future period results. For this reason, we believe this measure will be useful to information to investors. The presence of non-GAAP metrics is not intended to suggest that such measures should be considered as a substitute for certain GAAP metrics and, given that not all companies define Adjusted EBITDA the same way, this financial measure may not be comparable to similarly titled metrics disclosed by other companies. See Non-GAAP Measurements for a reconciliation of net income to Adjusted EBITDA.

(4) Select items are considered non-GAAP metrics and are included as a supplemental disclosure as the Company believes identifying and excluding select items is useful in assessing and understanding current operational performance, especially in making comparisons over time involving previous and subsequent periods and/or forecasting future periods results. Select items are excluded as they are deemed to be outside the Company's core business operations. See Non-GAAP Measurements.

(5) Does not include 24 rigs that have either suspended operations or have been notified to suspend operations in Saudi Arabia

Contact: Kris Nicol
Vice President of Investor Relations
investor.relations@hpinc.com

News Release
February 4, 2026

Interim Financial Information

Prior to the three months ended March 31, 2025, foreign currency exchange gains and losses were presented in the operating costs and expense line items to which they relate, namely within Drilling services operating expenses, on our Unaudited Condensed Consolidated Statements of Operations. To conform with the current period presentation, we reclassified amounts previously presented in separate line items within operating costs and expenses to the Foreign currency exchange gain (loss) line on our Unaudited Condensed Consolidated Statements of Operations for the three months ended December 31, 2025. The impact of this change was not material to any period presented.

HELMERICH & PAYNE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended
(in thousands, except per share amounts)	December 31,	September 30,	December 31,
	2025	2025	2024
OPERATING REVENUES
Drilling services	$981,125	$990,211	$674,613
Other	35,901	21,537	2,689
	1,017,026	1,011,748	677,302
OPERATING COSTS AND EXPENSES
Drilling services operating expenses, excluding depreciation and amortization	682,780	694,611	410,916
Other operating expenses	31,260	20,319	1,156
Depreciation and amortization	181,919	188,857	99,080
Research and development	6,646	7,567	9,359
Selling, general and administrative	70,444	77,645	63,098
Acquisition transaction costs	3,405	5,677	10,535
Asset impairment charges	103,086	18,928	—
Restructuring charges	1,591	7,450	—
Gain on reimbursement of drilling equipment	(6,120)	(7,249)	(9,403)
Other (gain) loss on sale of assets	1,926	(595)	1,673
	1,076,937	1,013,210	586,414
OPERATING INCOME (LOSS)	(59,911)	(1,462)	90,888
Other income (expense)
Interest and dividend income	2,758	3,353	21,741
Interest expense	(25,607)	(27,972)	(22,298)
Gain (loss) on investment securities	929	(36,461)	(13,367)
Foreign currency exchange gain (loss)	27	6,455	(905)
Other	(1,926)	(5,985)	360
	(23,819)	(60,610)	(14,469)
Income (loss) before income taxes	(83,730)	(62,072)	76,419
Income tax expense (benefit)	11,201	(6,265)	21,647
NET INCOME (LOSS)	$(94,931)	$(55,807)	$54,772
Net income attributable to non-controlling interest	1,775	1,556	—
NET INCOME (LOSS) ATTRIBUTABLE TO HELMERICH & PAYNE, INC.	$(96,706)	$(57,363)	$54,772

Earnings (loss) per share attributable to Helmerich & Payne, Inc:
Basic	$(0.98)	$(0.58)	$0.55
Diluted	$(0.98)	$(0.58)	$0.54

Weighted average shares outstanding:
Basic	99,544	99,441	98,867
Diluted	99,544	99,441	99,159

News Release
February 4, 2026

HELMERICH & PAYNE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
	December 31,	September 30,
(in thousands except share data and share amounts)	2025	2025
ASSETS
Current Assets:
Cash and cash equivalents	$247,195	$196,848
Restricted cash	30,884	27,412
Short-term investments	21,775	21,496
Accounts receivable, net of allowance of $20,206 and $19,647, respectively	726,819	782,644
Inventories of materials and supplies, net	324,814	324,326
Prepaid expenses and other, net	85,030	97,518
Assets held-for-sale	25,820	15,231
Total current assets	1,462,337	1,465,475

Investments, net	70,538	68,198
Property, plant and equipment, net	4,100,077	4,313,074
Other Noncurrent Assets:
Goodwill	182,576	182,854
Intangible assets, net	463,082	485,540
Operating lease right-of-use assets	117,294	123,598
Restricted cash	1,429	1,640
Other assets, net	61,763	65,359
Total other noncurrent assets	826,144	858,991

Total assets	$6,459,096	$6,705,738

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$188,312	$217,923
Dividends payable	25,417	25,199
Accrued liabilities	501,264	564,855
Current portion of long-term debt, net	6,859	6,859
Total current liabilities	721,852	814,836

Noncurrent Liabilities:
Long-term debt, net	2,026,314	2,057,084
Deferred income taxes	631,121	624,000
Retirement benefit obligation	104,795	109,864
Other	272,738	270,616
Total noncurrent liabilities	3,034,968	3,061,564

Shareholders' Equity:
Common stock, 0.10 par value, 160,000,000 shares authorized, 112,222,865 shares issued as of December 31, 2025 and September 30, 2025, and 99,849,488 and 99,446,577 shares outstanding as of December 31, 2025 and September 30, 2025, respectively	11,222	11,222
Preferred stock, no par value, 1,000,000 shares authorized, no shares issued	—	—
Additional paid-in capital	499,943	513,050
Retained earnings	2,496,928	2,619,090
Accumulated other comprehensive income (loss)	42,680	44,964
Treasury stock, at cost, 12,373,377 shares and 12,776,288 shares as of December 31, 2025 and September 30, 2025, respectively	(447,763)	(463,536)
Non-controlling interest	99,266	104,548
Total shareholders’ equity	2,702,276	2,829,338

Total liabilities and shareholders' equity	$6,459,096	$6,705,738

News Release
February 4, 2026

HELMERICH & PAYNE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended December 31,
(in thousands)	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(94,931)	$54,772
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	181,919	99,080
Asset impairment charge	103,086	—
Amortization of debt discount and debt issuance costs	1,250	2,390
Stock-based compensation	9,287	6,851
Gain (loss) on investment securities	(929)	13,367
Gain on reimbursement of drilling equipment	(6,120)	(9,403)
Other loss on sale of assets	1,926	1,673
Deferred income tax	7,182	(9,923)
Other	(2,345)	(381)
Changes in assets and liabilities	(17,896)	(68)
Net cash provided by operating activities	182,429	158,358

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(67,565)	(106,485)
Purchase of short-term investments	(18,019)	(95,956)
Purchase of long-term investments	—	(646)
Proceeds from sale of short-term investments	16,645	242,920
Insurance proceeds from involuntary conversion	—	698
Proceeds from asset sales	11,020	12,120
Other	(374)	—
Net cash provided by (used in) investing activities	(58,293)	52,651

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(25,238)	(25,021)
Distributions to non-controlling interests	(7,000)	—
Debt issuance costs	—	(1,216)
Payments for employee taxes on net settlement of equity awards	(5,835)	(6,913)
Payments on unsecured long-term debt	(30,000)	—
Other	(1,715)	—
Net cash used in financing activities	(69,788)	(33,150)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(740)	—
Net increase in cash, cash equivalents and restricted cash	53,608	177,859
Cash, cash equivalents and restricted cash, beginning of period	225,900	1,528,660
Cash, cash equivalents and restricted cash, end of period	$279,508	$1,706,519

News Release
February 4, 2026

HELMERICH & PAYNE, INC.
SEGMENT REPORTING
	Three Months Ended
	December 31,	September 30,	December 31,
(in thousands, except operating statistics)	2025	2025	2024
NORTH AMERICA SOLUTIONS
Operating revenues	$563,938	$572,274	$598,145
Direct operating expenses	325,133	330,235	332,347
Depreciation and amortization	84,244	88,248	88,336
Research and development	6,408	7,580	9,440
Selling, general and administrative expense	14,022	25,781	15,809
Asset impairment charges	97,922	—	—
Restructuring charges	—	2,272	—
Segment operating income	$36,209	$118,158	$152,213
Financial Data and Other Operating Statistics1:
Direct margin (Non-GAAP)[2]	$238,805	$242,039	$265,798
Revenue days[3]	13,126	12,999	13,708
Average active rigs[4]	143	141	149
Number of active rigs at the end of period[5]	139	144	148
Number of available rigs at the end of period	203	223	225
Reimbursements of "out-of-pocket" expenses	$72,797	$71,289	$68,426

INTERNATIONAL SOLUTIONS
Operating revenues	234,288	$241,234	$47,480
Direct operating expenses	205,573	211,716	54,428
Depreciation and amortization	78,121	90,102	4,828
Selling, general and administrative expense	4,145	4,964	2,708
Acquisition transaction costs	436	1,234	—
Asset impairment charges	—	4,368	—
Restructuring charges	1,318	4,565	—
Segment operating loss	$(55,305)	$(75,715)	$(14,484)
Financial Data and Other Operating Statistics[1]:
Direct margin (Non-GAAP)[2]	$28,715	$29,518	$(6,948)
Revenue days[3]	5,444	5,691	1,689
Average active rigs[4]	59	62	18
Number of active rigs at the end of period[5]	59	61	20
Number of available rigs at the end of period	131	137	30
Reimbursements of "out-of-pocket" expenses	$11,768	$12,720	$2,119

OFFSHORE SOLUTIONS
Operating revenues	$188,282	$180,327	$29,210
Direct operating expenses	157,280	145,566	22,661
Depreciation and amortization	10,820	10,023	1,980
Selling, general and administrative expense	1,044	1,297	1,064
Acquisition transaction costs	573	2,911	—
Asset impairment charges	2,128	—	—
Restructuring charges	—	237	—
Segment operating income	$16,437	$20,293	$3,505
Financial Data and Other Operating Statistics[1]:
Direct margin (Non-GAAP)[2]	$31,002	$34,761	$6,549
Revenue days[3]	276	276	276
Average active rigs[4]	3	3	3
Number of active rigs at the end of period[5]	3	3	3
Number of available rigs at the end of period	4	7	7
Reimbursements of "out-of-pocket" expenses	$39,664	$29,458	$7,225
(1)These operating metrics and financial data, including average active rigs, are provided to allow investors to analyze the various components of segment financial results in terms of activity, utilization and other key results. Management uses these metrics to analyze historical segment financial results and as the key inputs for forecasting and budgeting segment financial results.
(2)Direct margin, which is considered a non-GAAP metric, is defined as operating revenues less direct operating expenses and is included as a supplemental disclosure because we believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. See — Non-GAAP Measurements below for a reconciliation of segment operating income (loss) to direct margin.
(3)Defined as the number of contractual days during the reporting period in which revenue was recognized from Company owned rigs. This metric excludes revenue days associated with leased rigs.
(4)Active rigs generate revenue for the Company; accordingly, 'average active rigs' represents the average number of rigs generating revenue during the applicable time period. This metric is calculated by dividing revenue days by total days in the applicable period (i.e. 92 days for the three months ended December 31, 2025, September 30, 2025, and December 31, 2024.)
(5)Defined as the number of contractual days for owned and leased rigs with recognized revenue for during the period.

News Release
February 4, 2026

Segment operating income (loss) for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes gain on reimbursement of drilling equipment, other gain (loss) on sale of assets, corporate selling, general and administrative costs, corporate depreciation, corporate acquisition transaction costs, corporate asset impairment charges, and corporate restructuring charges. The Company considers segment operating income (loss) to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses. This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods. The Company believes that segment operating income (loss) is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers. Additionally, it highlights operating trends and aids analytical comparisons. However, segment operating income (loss) has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.
The following table reconciles operating income (loss) per the information above to income (loss) before income taxes as reported on the Unaudited Condensed Consolidated Statements of Operations:

	Three Months Ended
	December 31,	September 30,	December 31,
(in thousands)	2025	2025	2024
Operating income (loss)
North America Solutions	$36,209	$118,158	$152,213
International Solutions	(55,305)	(75,715)	(14,484)
Offshore Solutions	16,437	20,293	3,505
Other	(1,223)	(32,792)	774
Eliminations	(795)	(1,752)	102
Segment operating income (loss)	$(4,677)	$28,192	$142,110
Gain on reimbursement of drilling equipment	6,120	7,249	9,403
Other gain (loss) on sale of assets	(1,926)	595	(1,673)
Corporate selling, general and administrative costs, corporate depreciation, corporate acquisition transaction costs, corporate asset impairment charges, and corporate restructuring charges	(59,428)	(37,498)	(58,952)
Operating income (loss)	$(59,911)	$(1,462)	$90,888
Other income (expense):
Interest and dividend income	2,758	3,353	21,741
Interest expense	(25,607)	(27,972)	(22,298)
Gain (loss) on investment securities	929	(36,461)	(13,367)
Foreign currency exchange gain (loss)	27	6,455	(905)
Other	(1,926)	(5,985)	360
Total other income (expense)	(23,819)	(60,610)	(14,469)
Income (loss) before income taxes	$(83,730)	$(62,072)	$76,419

News Release
February 4, 2026

NON-GAAP MEASUREMENTS

NON-GAAP RECONCILIATION OF SELECT ITEMS AND ADJUSTED NET LOSS(**)

	Three Months Ended December 31, 2025
(in thousands, except per share data)	Pretax	Tax Impact	Net	EPS
Net loss (GAAP basis)			$(96,706)	$(0.98)
(-) Changes in actuarial assumptions on estimated liabilities	1,607	365	1,242	0.01
(-) Gain on investment security	929	211	718	0.01
(-) Restructuring charges	(1,591)	—	(1,591)	(0.02)
(-) Acquisition transaction costs	(3,405)	(386)	(3,019)	(0.03)
(-) Impairment expense	(103,086)	(23,401)	(79,685)	(0.80)
Adjusted net loss			$(14,371)	$(0.15)

	Three Months Ended September 30, 2025
(in thousands, except per share data)	Pretax	Tax Impact	Net	EPS
Net loss (GAAP basis)			$(57,363)	$(0.58)
(-) Changes in actuarial assumptions on estimated liabilities	3,864	877	2,987	0.03
(-) Acquisition transaction costs	(5,677)	(680)	(4,997)	(0.05)
(-) Restructuring charges	(7,450)	(595)	(6,855)	(0.07)
(-) Credit loss expense associated with long-term note receivable	(9,878)	(2,242)	(7,636)	(0.08)
(-) Impairment expense	(11,450)	—	(11,450)	(0.12)
(-) Loss on investment security	(36,461)	(8,277)	(28,184)	(0.28)
Adjusted net loss			$(1,228)	$(0.01)

(**)The Company believes identifying and excluding select items is useful in assessing and understanding current operational performance, especially in making comparisons over time involving previous and subsequent periods and/or forecasting future period results. Select items are excluded as they are deemed to be outside of the Company's core business operations.

News Release
February 4, 2026

NON-GAAP RECONCILIATION OF DIRECT MARGIN
Direct margin is considered a non-GAAP metric. We define "direct margin" as operating revenues (less reimbursements) less direct operating expenses (less reimbursements). Direct margin is included as a supplemental disclosure because we believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. Direct margin is not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures.
The following table reconciles direct margin to segment operating income (loss), which we believe is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to direct margin.

	Three Months Ended
	December 31,	September 30,	December 31,
(in thousands)	2025	2025	2024
NORTH AMERICA SOLUTIONS
Segment operating income	$36,209	$118,158	$152,213
Add back:
Depreciation and amortization	84,244	88,248	88,336
Research and development	6,408	7,580	9,440
Selling, general and administrative expense	14,022	25,781	15,809
Asset impairment charge	97,922	—	—
Restructuring charges	—	2,272	—
Direct margin (Non-GAAP)	$238,805	$242,039	$265,798

INTERNATIONAL SOLUTIONS
Segment operating loss	$(55,305)	$(75,715)	$(14,484)
Add back:
Depreciation and amortization	78,121	90,102	4,828
Selling, general and administrative expense	4,145	4,964	2,708
Acquisition transaction costs	436	1,234	—
Asset impairment charge	—	4,368	—
Restructuring charges	1,318	4,565	—
Direct margin (Non-GAAP)	$28,715	$29,518	$(6,948)

OFFSHORE SOLUTIONS
Segment operating income	$16,437	$20,293	$3,505
Add back:
Depreciation and amortization	10,820	10,023	1,980
Selling, general and administrative expense	1,044	1,297	1,064
Acquisition transaction costs	573	2,911	—
Asset impairment charges	2,128	—	—
Restructuring charges	—	237	—
Direct margin (Non-GAAP)	$31,002	$34,761	$6,549

News Release
February 4, 2026

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA
Adjusted EBITDA and 'Select Items' are considered to be non-GAAP metrics. Adjusted EBITDA is defined as net income (loss) before taxes, depreciation and amortization, gains and losses on asset sales, other income and expense - which includes interest income and interest expense, and excludes the impact of 'select items' which management defines as certain items that do not reflect the ongoing performance of our core business operations. These metrics are included as supplemental disclosures as management uses them to assess and understand current operational performance, especially in analyzing historical trends which are used in forecasting future period results. For this reason, we believe this measure will be useful to information to investors. The presence of non-GAAP metrics is not intended to suggest that such measures should be considered as a substitute for certain GAAP metrics and, given that not all companies define Adjusted EBITDA the same way, this financial measure may not be comparable to similarly titled metrics disclosed by other companies.

The following table reconciles adjusted EBITDA to net income (loss), which we believe is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to direct margin.

	Three Months Ended
	December 31,	September 30,	December 31,
(in thousands)	2025	2025	2024
Net income (loss) attributable to Helmerich and Payne, Inc.	$(96,706)	$(57,363)	$54,772
Add back:
Net income attributable to non-controlling interest	1,775	1,556	—
Income tax expense (benefit)	11,201	(6,265)	21,647
Other (income) expense
Interest and dividend income	(2,758)	(3,353)	(21,741)
Interest expense	25,607	27,972	22,298
(Gain) loss on investment securities	(929)	36,461	13,367
Foreign currency exchange (gain) loss	(27)	(6,455)	905
Other	1,926	5,985	(360)
Depreciation and amortization	181,919	188,857	99,080
Acquisition transaction costs	3,405	5,677	10,535
Asset impairment charges	103,086	18,928	—
Restructuring charges	1,591	7,450	—
Other (gain) loss on sale of assets	1,926	(595)	1,673
Excluding Select Items (Non-GAAP)
Credit loss expense associated with long-term note receivable	—	9,878	—
Change in actuarial assumptions on estimated liabilities	(1,607)	(3,864)	—
Gains related to an insurance claim	—	—	(2,366)
Adjusted EBITDA (Non-GAAP)	$230,409	$224,869	$199,810